                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of Pediatrix Medical Group, Inc. in respect of its Amended and Restated Thrift and Profit Sharing Plan being filed concurrently with this Annual Report on Form 11-K of our report dated June 14, 2002, relating to the financial statements of the Pediatrix Medical Group Thrift and Profit Sharing Plan included in this Annual Report on Form 11-K for the fiscal year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
November 11, 2002